UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 15, 2018

Argos Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4233 Technology Drive, Durham, North Carolina 27704
(Address of Principal Executive Offices) (Zip Code)

(919) 287-6300
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 8.01. Other Events.

On February 15, 2018, Argos Therapeutics, Inc. (the “Company”) received formal notice from Nasdaq indicating that the Company has evidenced full compliance with the minimum $1.00 bid price requirement for continued listing on The Nasdaq Capital Market. Pursuant to the Nasdaq Hearings Panel (the “Panel”) decision dated January 17, 2018, the Company was required to evidence a closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days by February 2, 2018. As of the close of business on February 15, 2018, the Company evidenced a minimum closing bid price of $1.00 per share for 20 consecutive trading days.

The Panel’s decision also requires the Company to publicly disclose, on or before April 24, 2018, that it has stockholders’ equity in excess of $2.5 million and to demonstrate the Company’s ability to sustain compliance with the minimum stockholders’ equity requirement through the end of fiscal 2018, among other actions, as well as otherwise continue to meet the requirements for continued listing on The Nasdaq Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argos Therapeutics, Inc.

Date: February 16, 2018	By:	/s/ Jeffrey D. Abbey
Jeffrey D. Abbey
President and Chief Executive Officer